Supplement to
Prospectus Supplement dated September 27, 2006
(to Prospectus dated June 14, 2006)

$352,225,100
(Approximate)
IndyMac MBS, Inc.
Depositor

Sponsor, Seller and Servicer

IndyMac INDX Mortgage Loan Trust 2006-FLX1
Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-FLX1

This Supplement amends the prospectus supplement dated September 27, 2006 (the “Prospectus Supplement”) that has been issued with respect to the IndyMac INDX Mortgage Loan Trust 2006-FLX1, Mortgage Pass-Through Certificates, Series 2006-FLX1 (the “Certificates”), as described below.

•	The definition of Delinquency Trigger Event on page S-70 of the Prospectus Supplement under “Description of the Certificates—Principal” is hereby deleted in its entirety.

•	The table for Cumulative Loss Trigger Event on page S-69 of the Prospectus Supplement under “Description of the Certificates—Principal” is hereby deleted in its entirety and replaced as follows:

Distribution Date	Percentage
October 2009–September 2010	0.15% with respect to October 2009, plus an additional 1/12th of 0.25% for each month thereafter through September 2010
October 2010–September 2011	0.40% with respect to October 2010, plus an additional 1/12th of 0.30% for each month thereafter through September 2011
October 2011–September 2012	0.70% with respect to October 2011, plus an additional 1/12th of 0.30% for each month thereafter through September 2012
October 2012–September 2013	1.00% with respect to October 2012, plus an additional 1/12th of 0.35% for each month thereafter through September 2013
October 2013–September 2014	1.35% with respect to October 2013, plus an additional 1/12th of 0.15% for each month thereafter through September 2014
October 2014–September 2015	1.50% with respect to October 2014, plus an additional 1/12th of 0.15% for each month thereafter through September 2015
October 2015–September 2016	1.65% with respect to October 2015, plus an additional 1/12th of 0.15% for each month thereafter through September 2016
October 2016 and thereafter	1.80%

•	The definition of Extra Principal Distribution Amount on page S-68 of the Prospectus Supplement under “Description of the Certificates—Principal” is hereby deleted in its entirety and replaced as follows:

“Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this prospectus supplement.

Deutsche Bank Securities

January 12, 2007